Exhibits to be filed with 1997 10-K



3-B          By-Laws of GPU dated December 19, 1997, as amended.

4-B-36       Supplemental Indenture of Met-Ed dated May 1, 1997.

10-A         GPU System Companies Deferred Compensation Plan dated June 5, 1997.

10-B GPU System Companies Master Directors' Benefits Protection Trust dated February 6, 1997.

10-C GPU System Companies Master Executives' Benefits Protection Trust dated February 6, 1997.

10-G Incentive Compensation Plan for Elected Officers of JCP&L dated February 6, 1997.

10-H Incentive Compensation Plan for Elected Officers of Met-Ed dated February 6, 1997.

10-I Incentive Compensation Plan for Elected Officers of Penelec dated February 6, 1997.

10-J         Deferred  Remuneration  Plan for Outside  Directors  of JCP&L dated
             June 5, 1997.

10-K         JCP&L Supplemental and Excess Benefits Plan dated June 5, 1997.

10-L         Met-Ed Supplemental and Excess Benefits Plan dated June 5, 1997.

10-M         Penelec Supplemental and Excess Benefits Plan dated June 5, 1997.

10-N Letter agreements dated February 6, 1997 relating to supplemental pension benefits for J.R. Leva.

10-O Letter agreement dated August 7,1997 relating to terms of employment and pension benefits for I.H. Jolles.

10-P Letter agreement dated August 7,1997 relating to supplemental pension benefits for J.G. Graham.

10-Q GPU, Inc. Restricted Stock Plan for Outside Directors dated September 4, 1997.

10-R         Retirement Plan for Outside Directors of GPU, Inc. dated
             June 5, 1997.

10-S Deferred Remuneration Plan for Outside Directors of GPU, Inc. dated October 8, 1997.

10-CC GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries as amended and restated to reflect amendments through June 5, 1997.

12 Statements Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

               A - GPU, Inc. and Subsidiary Companies B - JCP&L C - Met-Ed D - Penelec


21           Subsidiaries of the Registrant

                  A - JCP&L
                  B - Met-Ed
                  C - Penelec


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                 Exhibits to be filed with 1997 10-K (continued)


23        Consent of Independent Accountants

                  A - GPU B - JCP&L C - Met-Ed D - Penelec

27        Financial Data Schedule

                  A - GPU B - JCP&L C - Met-Ed D - Penelec












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